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                                 EXHIBIT 10.13
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                           REVOLVING PROMISSORY NOTE
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$7,000,000.00                                              Hartford, Connecticut
                                                               February 28, 1995


     ON DEMAND, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with its chief executive office and principal place of business at 1790 New Britain Avenue, Farmington, Connecticut 06032 (hereinafter called the "BORROWER"), for value received, promises to pay to the order of SHAWMUT BANK CONNECTICUT, N.A., a national banking association (hereinafter referred to as the "LENDER") at its office at 777 Main Street, MSN 240, Hartford, Connecticut 06115 or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of SEVEN MILLION DOLLARS ($7,000,000.00) or such lesser amount as has been advanced and remains outstanding under this Note, with interest (computed as hereinafter set forth) from the date hereof until this Note is fully paid. The interest rate shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days in each period for which interest is charged.

     Accrued interest shall be payable monthly, in arrears, commencing April 1, 1995 and continuing on the first day of each successive month thereafter, until all sums due under this Note have been fully paid at the applicable per annum rate or rates set forth below.

     Interest shall be charged on the outstanding principal balance hereunder at a per annum rate equal to the Base Rate (the "VARIABLE RATE"). In the event that the Base Rate prevailing on the date hereof is subsequently increased or decreased, then, as of the date of such change, an increase or decrease will be made in the rate or rates of interest which will be charged under this Note, so that the interest rate or rates shall at all times be equal to the applicable rate or rates set forth above; provided, however, that at no time shall the interest rate or rates be more than the rate of interest permitted by the law governing this Note. The "BASE RATE" is herein defined to mean the interest rate announced from time to time by the Lender as its base rate. The Base Rate is not necessarily the lowest rate available.

     The Borrower may convert the interest rate payable hereunder to a fixed rate ("FIXED RATE") equal to (1) the Lender's cost of funds rate, which cost of funds rate will be based on the number of months remaining until the Maturity Date, calculated three (3) business days prior to the effective date of such interest rate

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conversion or (2) the LIBOR Rate, plus two hundred (200) basis points, quoted by the Lender two (2) business days prior to the interest period agreed upon between the Borrower and the Lender (the "INTEREST PERIOD") for the offering by prime commercial banks to other prime commercial banks in the interbank Eurodollar market of dollar deposit for a period equal to the Interest Period. The LIBOR Rate shall be increased by the marginal reserve percentages as prescribed by the Board of Governors of the Federal Reserve System for determining reserve requirements for the Lender for Eurodollar deposits having a maturity equal to the Interest Period.

     If the interest rate in effect under this note is the Variable Rate, the Borrower may prepay this Note in whole or in part at any time without penalty. All such prepayments shall be applied on account of principal remaining unpaid and shall be accompanied by payment of unpaid late charges and accrued and unpaid interest, if any, thereon. All partial prepayments of principal shall be credited to the unpaid principal of this Note in the inverse order of maturity and shall not affect the Borrower's obligation to make the regular installments required hereunder until this Note is fully paid.

     If the interest rate in effect under this Note is a Fixed Rate, the Borrower may not prepay this Note except as set forth in this paragraph. Under no circumstances may there by a partial prepayment of this Note. The Borrower may prepay only the entire unpaid balance of this Note upon payment of such amounts, as determined by the Lender, in its sole and absolute discretion, as may be necessary to reimburse the Lender for any losses and expenses incurred by the Lender as a result of prepayment of this Note, including without limitation any losses (including loss of anticipated profits) and expenses incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain this Note. The Borrower hereby acknowledges that in reliance upon this agreement, the Lender has made certain commitments of funds upon the terms and conditions of this Note. In the event that this Note is accelerated for any reason whatsoever by the Lender, such payment of the Lender's losses and expenses shall be paid by the Borrower.

     If the Lender shall deem applicable to this Note (including the borrowed and the unused portion thereof) any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall

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impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Lender any cost that is attributable to the maintenance thereof, then, and in each such event, the Borrower shall promptly pay the Lender, upon its demand, such amount as will compensate the Lender for any such cost, which determination may be based upon the Lender's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to the Lender may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Lender, in an amount determined by the Lender to be necessary to compensate the Lender for any such cost. The determination by the Lender of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.

     To the extent allowed by applicable law, after the occurrence of an Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate or rates per annum (the "DEFAULT RATE") equal to one
(1) point above the interest rate or rates specified above. The Default Rate shall be adjusted whenever a change in the Base Rate occurs so that the Default Rate shall remain at all times one (1) point above the interest rate or rates specified above. Any adjustments in the Default Rate shall be effective simultaneously with a change in the Base Rate.

     The Lender may collect a "late charge" equal to five percent (5%) of any installment of interest or principal, or of any taxes, assessments and insurance paid by the Lender which is not paid or reimbursed by the Borrower within ten
(10) days of the due date thereof to cover the extra expense involved in handling such delinquent payment.

     All payments will be applied first to the payment of late charges, then to accrued and unpaid interest and the balance on account of the unpaid principal of this Note.

     All sums due under this Note shall be payable together with all lawful taxes and assessments levied thereon, or upon this Note, or upon the holder hereof with respect to the same, and together with the reasonable fees of the attorney of the said holder of this Note and all costs and expenses if this Note is placed in the hands of an attorney for collection or in any proceeding instituted to collect said sums, to foreclose, or to protect or sustain the lien of any security which may be given to secure the payment of this Note, or in any litigation or controversy arising from or connected

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with this Note and any mortgage or security agreement securing the same.

     The happening of any of the following events or conditions shall constitute an "EVENT OF DEFAULT" under this Note:

     1. Failure to make when due any payment of principal or interest or any sum due under this Note when the same shall be due and payable.

     2. The occurrence of an Event of Default, notice of termination or demand for payment under that certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement of even date herewith between the Borrower and the Lender (the "LOAN AGREEMENT").

     Nothing in this Note shall be construed to modify or limit the unconditional right of the Lender in its sole discretion to demand full or partial payment of the principal of, and interest on, this Note. The right to make demand on this Note shall exist whether or not the Borrower is in compliance with the covenants and conditions contained in this Note, the Loan Agreement or in any other agreements between the Borrower and the Lender.

     Upon and after the occurrence of an Event of Default, the whole of said indebtedness, both principal and interest, and including any other sums which may become due under this Note, shall, at the option of the holder of this Note, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice or notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

     The Borrower agrees that no delay or failure on the part of the holder in exercising any power, privilege, remedy, option or right under this Note shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

     The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the de-

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livery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence and/or to the addition or release of any party or person primarily or secondarily liable.

     The Borrower gives the Lender a lien and right of setoff for all of the Borrower's liabilities upon and against the Borrower's deposits, credits and property, now or hereafter in the possession or control of the Lender or in transit to it. The Lender may, at any time, apply the same or any part thereof, to any of the Borrower's liability, though unmatured, without notice and without first resorting to any other collateral.

     The Borrower hereby represents, covenants and agrees that the proceeds of the loan evidenced by this Note shall be used for general commercial purposes.

     THE BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES TO WHICH THE HOLDER HEREOF MAY BE ENTITLED UNDER ANY PROVISION OF FEDERAL OR STATE LAW.

     The Borrower hereby waives the right to trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Note or any assignment thereof or by reason of any other cause or dispute between the Borrower and the Lender. The Borrower acknowledges that it makes this waiver knowingly, voluntarily and only after extensive consideration of the ramifications of this waiver with its attorneys.

     The Borrower hereby further agrees that the following courts:

          State Court     -  Any state or local court of the State of
                             Connecticut.

          Federal Court   -  United States District Court for the District of
                             Connecticut.


or at the option of the Lender, any court in which the Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Borrower and the Lender pertaining directly or indirectly to this Note or to any matter arising in connection with this Note.
 The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or


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other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to the Borrower at the address set forth herein. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Note to enforce the same in any appropriate jurisdiction.

     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

     This Note is the Revolving Promissory Note referred to in, and is entitled to the benefits of, the Loan Agreement. This Note is secured by security interests in the Borrower's accounts receivable, etc., inventory and fixtures, machinery and equipment and by a mortgage on certain real property located on New Britain Avenue, Farmington, Connecticut, and the holder of this Note is entitled to the benefits of said security interests and mortgage.


                                          EDAC TECHNOLOGIES CORPORATION



                                          By:________________________________
                                                Glenn L. Purple
                                                Its Vice President
                                                Duly Authorized






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